Exhibit 99.1

Contact: Valerie Collado

Phone: (484) 885-9338

Email: valerie_collado@vwr.com

VWR to Hold Third Quarter 2013 Financial Results Conference Call

RADNOR, PA, November 6, 2013 — VWR Funding, Inc., the parent company of VWR International, LLC, a global solutions provider of laboratory supplies, equipment and services, will hold a conference call on Monday, November 11, 2013, to discuss its third quarter 2013 financial results.

Who:	Manuel Brocke-Benz, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Monday, November 11, 2013
9:00 AM Eastern Time (ET)

How:	Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available from 12:00 PM ET on Monday, November 11, 2013 through Monday, November 25, 2013 at 11:59 PM ET, by dialing (404) 537-3406 or toll free at (855) 859-2056. The conference ID number for both the live call and replay numbers will be 97657254.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, will be filed on or before Monday, November 11, 2013, with the Securities and Exchange Commission.

About VWR International, LLC

VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global provider of laboratory supplies, equipment and services with worldwide sales in excess of $4.1 billion in 2012. VWR enables the advancement of the world’s most critical research by providing product and service solutions to laboratories and production facilities in the pharmaceutical, biotech, industrial, educational, governmental and healthcare industries. With over 160 years of industry experience, VWR offers a well-established network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 8,000 associates around the world working to streamline the way scientists, researchers, medical professionals and engineers across the Americas, Europe and Asia Pacific stock and maintain their facilities. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

VWR and design are registered trademarks of VWR International, LLC.

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